UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 20, 2009

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

1049 Camino Dos Rios	91360
Thousand Oaks, California	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-99.1

Item 2.02	Results of Operations and Financial Condition
On January 22, 2009, Teledyne Technologies Incorporated issued a press release with respect to its fourth quarter 2008 and full year 2008 financial results. That press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 shall in no way be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers
On January 20, 2009, the Personnel and Compensation Committee of Teledyne’s Board of Directors took the following actions:
(a) The Committee authorized payment of Annual Incentive Plan (“AIP”) cash bonus awards to each of the Named Executive Officers identified in Teledyne’s 2008 Proxy Statement with respect to the fiscal year ended December 28, 2008. AIP award opportunities are expressed as a percentage of a participant’s base salary and are based on the achievement of pre-defined performance measures, with up to 200% of the target award eligible to be paid in the case of significant over-achievement. The majority of the award is based on Teledyne’s achievement of certain financial performance goals, with a smaller portion tied to the achievement of pre-established individual goals. Generally, 40% of the awards are tied to the achievement of predetermined levels of operating profit, 25% to the achievement of predetermined levels of revenue, 15% to the achievement of predetermined levels of accounts receivable and inventory as a percentage of revenue and 20% to the achievement of specified individual performance objectives. These predetermined levels may vary by business unit. In addition, a discretionary adjustment of plus or minus 20% is allowed, although aggregate upward adjustments will not exceed 5%, unless otherwise determined by the Committee. AIP awards are generally from a pool equal to 11% of operating profit, subject to modification by the Committee. No AIP bonus will be earned in any year unless operating profit is positive, after accruing for bonus payments, and operating profit, subject in each case to modification by the Committee.
The following table sets forth the current AIP cash bonus payments for the fiscal year ended December 28, 2008, to the Named Executive Officers identified in Teledyne’s 2008 Proxy Statement. The bonus awards reflect favorable 2008 operating results over 2007 operating results, the respective executive’s performance and other factors, including the exercise of discretion by the Committee:

Name	Position	2008 Bonus
Robert Mehrabian	Chairman, President and Chief Executive Officer	$1,200,000
John T. Kuelbs	Executive Vice President, General Counsel and Secretary	$423,858
Dale A. Schnittjer	Senior Vice President and Chief Financial Officer	$423,727
Aldo Pichelli	President and Chief Operating Officer, Electronics and Communications Segment	$296,055
Susan L. Main	Vice President and Controller	$217,584
(b) The Committee approved the 2009 goals for the Annual Incentive Plan cash bonus awards to each of Teledyne’s Named Executive Officers. AIP awards for 2009 are to be based on the same financial and non-financial measures described above for the fiscal year ended December 28, 2008.
For 2009, subject to the performance measures and discretion of the Committee, as noted above, the following Named Executives Officers are eligible for a target AIP cash bonus based on the following percentage of their annual base salary:

		2009 AIP Award
		Eligibility as a %
Name	Position	of Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	100%
John T. Kuelbs	Executive Vice President, General Counsel and Secretary	60%
Dale A. Schnittjer	Senior Vice President and Chief Financial Officer	60%
Aldo Pichelli	President and Chief Operating Officer, Electronics and Communications Segment	60%
Susan L. Main	Vice President and Controller	45%
     (c) The Committee established a Restricted Stock Award Program for key employees, including the Named Executive Officers, under the Teledyne Technologies Incorporated 2008 Incentive Award Plan. This program provides grants of restricted stock, generally each calendar year, to key employees at an aggregate fair market value equal to 30% of each recipient’s annual base salary as of the date of the grant, unless otherwise determined by the Committee. The restrictions are subject to both a time-based and performance-based component. In general, the restricted period for each grant of restricted stock extends from the date of the grant to the third anniversary of such date, with the restrictions lapsing on the third anniversary. However, unless the Committee determines otherwise, if Teledyne fails to meet certain minimum performance goals for a multi-year performance cycle (typically three years) established by the Committee as applicable to a restricted stock award, then all of the restricted stock is forfeited. If Teledyne achieves the minimum established performance goals, but fails to attain an aggregate level of 100% of the targeted performance goals, then a portion of the restricted stock would be forfeited. The performance goal for 2009, as in previous years, is the price of Teledyne’s common stock as compared to the Russell 2000 Index. In order for a participant to retain the restricted shares, Teledyne’s three-year aggregate return to shareholders (as measured by Teledyne’s stock price) must be at least 35% of the performance of the Russell 2000 Index for the three-year period. If Teledyne’s stock performance is less than 35% of the Russell 2000 Index performance, all restricted shares would be forfeited. If it ranges from 35% to less than 100%, a portion of the restricted shares will be forfeited. If it is 100% or more than 100%, no shares are forfeited and the participant does not receive additional shares. Copies of the Administrative Rules relating to the Restricted Stock Award Program and the form of Restricted Stock Award Agreement are attached as exhibits to this filing.
     (d) The Committee established a Performance Share Program for key employees, including the Named Executive Officers, under the Teledyne Technologies Incorporated 2008 Incentive Award Plan. The program consists of a three year performance cycle, with a new cycle beginning every three years. Performance Share Program awards are intended to reward executives to the extent Teledyne achieves specific pre-established financial performance goals and provides a greater long-term return to shareholders relative to a broader market index. The Performance Share Program provides grants of performance share units, which key officers and executives may earn if Teledyne meets specified performance objectives over a three-year period. Forty percent of the award is based on the achievement of specified levels of operating profit, 30% on the achievement of specified levels of revenue and 30% on the achievement of specified levels of return to shareholders. No awards are made if the three-year aggregate operating profit is less than 75% of target, unless the Committee determines otherwise. A maximum of 200% for each component can be earned if 120% of the target is achieved. For the 2009-2011 cycle, established by the Committee at its January 20, 2009 meeting, the Russell 2000 Index is the benchmark for the specified return to shareholders component. Awards are generally paid to the participants in three annual installments after the end of the performance cycle so long as they remain employed. For the 2009-2011 cycle, one-half of the award would be paid in cash and one-half would be paid in shares of Teledyne common stock. A description of the terms of the Performance Share Program is attached as an exhibit to this filing.
     For 2009-2011 Performance Share Program cycle, the following Named Executives Officers are eligible for a target award based on the following percentage of their annual base salary:

		Participation
Name	Position	as a % of Base Salary
Robert Mehrabian	Chairman, President and Chief Executive Officer	150%

		Participation
Name	Position	as a % of Base Salary
John T. Kuelbs	Executive Vice President, General Counsel and Secretary	125%
Dale A. Schnittjer	Senior Vice President and Chief Financial Officer	125%
Aldo Pichelli	President and Chief Operating Officer, Electronics and Communications Segment	125%
Susan L. Main	Vice President and Controller	100%
     (e) The Committee amended the terms of Teledyne’s employment agreement with Dr. Robert Mehrabian, Teledyne’s Chairman, President and Chief Executive Officer. The Committee amended the term and termination provisions of the employment agreement to provide that the employment agreement will automatically renew for successive one year terms unless either party gives the other written notice of its election not to renew at least twelve months before the expiration of the current term or any successive renewal terms. If such notice is given by either party, Dr. Mehrabian may retire on December 31st of the year following the twelfth month after receipt of such notice. The revised terms are reflected in a Fourth Amended and Restated Employment Agreement, entered into by Dr. Mehrabian and Teledyne on January 21, 2009. The Fourth Amended and Restated Employment Agreement, which is attached as an exhibit to this filing, also reflects Dr. Mehrabian’s current annual base salary and Annual Incentive Plan percentage.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit 10.1	Administrative Rules for the Teledyne Technologies Incorporated Restricted Stock Award Program under the 2008 Incentive Award Plan, effective as of January 20, 2009.

Exhibit 10.2	Form of Restricted Stock Award Agreement.

Exhibit 10.3	Summary Plan Description for the Teledyne Technologies Incorporated Performance Share Plan under the 2008 Incentive Award Plan.

Exhibit 10.4	Fourth Amended and Restated Employment Agreement, dated as of January 21, 2009, by and between Teledyne Technologies Incorporated and Dr. Robert Mehrabian.

Exhibit 99.1	Press Release announcing fourth quarter 2008 and full year 2008 financial results dated January 22, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED
By:	/s/ Dale A. Schnittjer
Dale A. Schnittjer
Senior Vice President and Chief Financial Officer

Dated January 22, 2009

EXHIBIT INDEX
Description

Exhibit 10.1	Administrative Rules for the Teledyne Technologies Incorporated Restricted Stock Award Program under the 2008 Incentive Award Plan, effective as of January 20, 2009.

Exhibit 10.2	Form of Restricted Stock Award Agreement.

Exhibit 10.3	Summary Plan Description for the Teledyne Technologies Incorporated Performance Share Plan under the 2008 Incentive Award Plan.

Exhibit 10.4	Fourth Amended and Restated Employment Agreement, dated as of January 21, 2009, by and between Teledyne Technologies Incorporated and Dr. Robert Mehrabian.

Exhibit 99.1	Press Release announcing fourth quarter 2008 and full year 2008 financial results dated January 22, 2009.